SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (date of earliest event reported): August 16, 2004



                     GIANT MOTORSPORTS, INC.
     ------------------------------------------------------
     (Exact name of Registrant as specified in its charter)




         Nevada                000-50243              33-1025552
-----------------------   ---------------------  -------------------
(State of Incorporation   (Commission File No.)  (IRS Identification
 or Other Jurisdiction)                                Number)




             13134 State Route 62, Salem, Ohio 44460
            -----------------------------------------
            (Address of principal executive offices)



                         (330)  332-8534
        -------------------------------------------------
        Registrant's telephone number including area code



  -------------------------------------------------------------
  (Former name or former address, if changed since last report)

Item 5.    Other Events.

     Effective August 16, 2004, Russell A. Haehn, the Company's Chairman, Chief Executive Officer and Secretary and Gregory A. Haehn, the Company's President, Chief Operating Officer and Treasurer, were each granted options to purchase shares of the Company's common stock, $.001 par value per share (the "Common Stock"). Mr. Russell Haehn was granted an option to purchase up to 1,000,000 shares of Common Stock and Mr. Gregory Haehn was granted an option to purchase up to 500,000 shares of Common Stock. The exercise price applicable to both of these options is $1.25 per share, and both options are exercisable in their entirety through and until August 15, 2009. The options provide for anti-dilution protection in the event of a recapitalization of the Common Stock by a combination or split up of such shares, a dividend payable in shares of Common Stock, or the merger, combination or consolidation of the Company with another entity. Both options also provide for the Company to use its best efforts to register the shares of Common Stock underlying the options on or before August 16, 2005, on a Form S-8 Registration Statement, if such registration is available.

     The options granted to the Company's two executive officers were authorized by the unanimous written consent of the Company's board of directors.

Item 7.    Financial Statements and Exhibits.

Exhibits
--------

     The following exhibits are filed herewith:

   Exhibit Number                      Exhibit
   --------------                      -------

         4.2         Stock Option Agreement - Russell A. Haehn -
                                  August 16, 2004

         4.3         Stock Option Agreement - Gregory A. Haehn -
                                  August 16, 2004

                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   GIANT MOTORSPORTS, INC.



                                   By: /s/Gregory A. Haehn
                                      ----------------------------
                                        Gregory A. Haehn
                                        President



Dated: As of August 17, 2004